Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript CCGY - Q3 2008 CHINA CLEAN ENERGY INC Earnings Conference Call Event Date/Time: Nov. 17. 2008 / 10:00PM HKT

Thomson StreetEvents

www.streetevents.com

Contact Us

1

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Nov. 17. 2008 / 10:00PM HKT, CCGY - Q3 2008 CHINA CLEAN ENERGY INC Earnings Conference Call

CORPORATE PARTICIPANTS

 Ed Job

 CCG Elite - IR

 Tai-ming Ou

 China Clean Energy - Chairman, CEO

 Shannon Yan

 China Clean Energy - CFO

 Ri-wen Xue

 China Clean Energy - COO

CONFERENCE CALL PARTICIPANTS

 Bill Lyons

 Westminster Securities - Analyst

 Stephen Hart

 Heller Capital Partners - Analyst

 William Stepbacker

Private Investor

 Brian Trumbor

Private Investor

 Michael Potter

 Monarch Capital Group, LLC - Analyst

 PRESENTATION

Operator

 Good day, ladies and gentlemen. And welcome to the China Clean Energy third quarter 2008 earnings conference call. My name is Erica, and I'll be your coordinator for today. At this time, all participants are in a listen-only mode. We will be facilitating a question and answer session towards the end of this conference.

(Operator Instructions)

I would now like to turn the presentation over to your host for today's call, Mr. Ed Job. You may proceed, sir.

 Ed Job  - CCG Elite - IR

 Thank you, operator. Good morning and welcome to China Clean Energy's third quarter 2008 earnings conference call. With me today are China Clean Energy's Chairman and Chief Executive Officer Mr. Tai-ming Ou, Chief Financial Officer Ms. Shannon Yan, and Chief Operating Officer Mr. Ri-wen Xue.

Before I turn the call over to Mr. Ou, may I remind our listeners that in this call, Management's prepared remarks contain forward-looking statements, which are subject to risks and uncertainties. And management may make additional forward-looking statements in response to your questions.

Therefore, the Company claims the protection of the Safe Harbor for Forward-Looking Statements that is contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ from those discussed today. And therefore, we refer you to a more detailed discussion of the risks and uncertainties in the Company's filings with the Securities and Exchange Commission.

Thomson StreetEvents	www.streetevents.com	Contact Us	2

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

In addition, any projections as to the Company's future performance represent Management's estimates as of today, November 17th, 2008. Actual results may differ from projections discussed today. And China Clean Energy assumes no obligation to update these projections in the future as market conditions may change. And now it's my pleasure to turn the call over to China Clean Energy's CEO Mr. Ou and CFO Ms. Shannon Yan, who will be translating for Mr. Ou.

 Tai-ming Ou  - China Clean Energy - Chairman, CEO

 (interpreted) Thank you, Ed. Welcome, everyone, and thank you for joining us today. We are disappointed with our financial results for the third quarter of 2008 but encouraged by the outlook for our business in the quarters ahead.

Despite the sharp decline in revenue, which resulted from slower production and shipments of our specialty chemical products as a result of restrictions placed on the transportation of chemicals during the Beijing Olympics, as well as the absence of biodiesel production during the quarter, we were still able to maintain our profitability.

Subsequent to the end of the quarter, we were also very disappointed to announce a delay in the construction of our new Jiangyin plant. The delay was a result of weather and engineering-related difficulties as the monsoon season caused government-mandated work stoppages. We now expect our Jiangyin plant to be ready for production startup in the second quarter of 2009.

On the positive side, the ongoing economic slowdown caused our feedstock prices to fall considerably. And at the current raw material prices, biodiesel production has again become profitable. As a result, we were able to restart our biodiesel production at our existing plant as of November the 10th. At the current market structure and demand conditions, we expect to produce up to 800 tons of biodiesel per month at our existing plant and hope to achieve 23% gross margins.

As we look to the future, we expect to end 2009 with an additional 100,000 tons of competitive -- of either biodiesel or specialty chemicals from our Jiangyin plant. Given the recent raw material price trend and our current market structure, we are hopeful we will be able to operate our new plant at full capacity with a mix of up to 100% biodiesel or depending on market conditions a combination of biodiesel and specialty chemicals.

We remain cautiously optimistic with the outlook for our biodiesel business, as demand for fuel in China is expected to remain strong despite the slowdown in overall growth of the economy. Sales of our top-of-the-line specialty chemical products, on the other hand, may be affected by the slowdown in construction and the real estate industry around the world. Yet we still see market opportunities for our specialty chemical products in domestic markets as the Chinese government has just announced its $586 billion stimulus package to increase investment and consumer spending.

 Shannon Yan  - China Clean Energy - CFO

 Now that I have completed Mr. Ou's comments, I'd like to spend a few minutes discussing China Clean Energy's business performance in more detail. Starting with highlights for the third quarter, revenue totaled $4.1 million, down 25% from the same period of last year.

Gross profit totaled $869,000, down 39% from the same period a year ago. Operator income totaled $262,000. Net income was approximately $402,000 or $0.01 per basic and diluted share.

Our specialty chemicals business had sales of 1,988 tons compared to 3,542 tons in quarter three of 2007. The breakdown of our specialty chemical sales this quarter was 44.8% Dimer Acid, 8.5% Hot-Melt Adhesive, 19.8% Polyamide Resin, and 26.9% other products. Our top ten customers in the domestic and export market accounted of 11% and 42%, respectively.

Among our top export customers were Cray Valley Resins, a subsidiary of Total Group of France, and Air Products and Chemicals, both publicly listed on the NYSE. Our ability to meet the high standards of our world-class customer base is a testament in the quality and the reliability of our products.

Subsequent to the end of the quarter, we have resumed production of biodiesel from our existing plant in Fuging. Our current raw material price has fallen to a range of RMB2,500 to RMB2,700 compared to RMB4,000 in the third quarter and RMB5,000 in the second quarter of 2008. Wholesale biodiesel prices are currently at RMB5,500 up to RMB6,000 per ton compared to RMB4,751 per ton in quarter three 2007. We expect to ship up to 800 tons of biodiesel per month under current market conditions.

Thomson StreetEvents	www.streetevents.com	Contact Us	3

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Nov. 17. 2008 / 10:00PM HKT, CCGY - Q3 2008 CHINA CLEAN ENERGY INC Earnings Conference Call

As we look to 2009, we're hopeful that our new 100,000 refinery will be operational in the second quarter of 2009. As I mentioned previously, the new facility will have the flexibility to produce 100,000 tons of biodiesel or 100,000 tons specialty chemicals or a combination of biodiesel and specialty chemicals for a total output of 100,000 tons per year.

We expect we will be able to produce up to 50,000 tons of biodiesel in 2009. This is our preliminary view and is subject to several risks, including but not limited to the price of our raw materials, the wholesale price of biodiesel, which is controlled by the Chinese government as well as delays in the construction of our new plants. The main risk factors associated our new plant construction deadline included bad weather conditions, such as a flood or hurricanes, and natural disasters, such as earthquakes.

Moving onto a detailed analysis of our financial results for the third quarter, net revenue for the third quarter 2008 was $4.1 million, down 25% over the same period in 2007. Specialty chemical accounted for 100% of total revenue. Exports accounted for 40% of the Company's specialty chemicals shipments and 42% of our revenue.

Gross profit for the third quarter of 2008 was $0.9 million, down 39.1% from third quarter 2007. Gross margin for the third quarter of 2008 was 21.2%, down from 26.1% last year. The decrease in gross margin compared to last year was majorly due to higher cost in raw materials.

Operating expenses came in at $606,078 for the third quarter of 2008, up from $475,478 in the third quarter of 2007. General and administrative expenses were up due to expenses related to employee stock options, offset by lower marketing and sales expenses due to lower export volume.

Operating profit stood at $262,452 with operating margin of 6.4% for the third quarter of 2008 compared with $950,808 and 17.4% in the third quarter of 2007, and $744,802 and 13.6% in the second quarter of 2008, respectively.

In the quarter, the Company recorded a tax benefit of $61,074 attributable to the Company's status as a wholly owned foreign enterprise. The net income for the third quarter of 2008 was $401,699 or $0.01 per basic share.

Moving to the balance sheet and operating cash flow, cash and cash equivalents at September the 30th, 2008, stood at $6.4 million in total. And we had over $8.2 million in working capital and owing $313,000 in debt.

Accounts receivables as of September the 30th, 2008, was $1.1 million, down from $2.8 million at the end of 2007. Shareholders' equity stood at $32.3 million at the balance sheet date compared to $14.8 million at the end of 2007.

Cash flow from operations for the nine months ended September the 30th, 2008, totaled $4.2 million. Capital expenditures totaled approximately $12 million for the same period, primarily due to the construction of our Jiangyin plant, including advances for equipment and property.

In summary, we are disappointed with our results for the quarter, which were primarily driven by restrictions on the transportation of chemicals during the Beijing Olympics. As we move into the fourth quarter, we remain concerned that the global economic slowdown may continue to impact sales of our specialty chemical products as our customers become more cautious when placing new orders.

Looking further into the New Year, however, we're cautiously optimistic that the $586 billion stimulus plan announced by the Chinese government may provide support for our specialty chemical products business. And as we reviewed our position in the biodiesel market, we remain positive on the outlook for the profitable growth of our business in the quarters ahead. With that, I will open the call to your questions. Operator, please?

 QUESTION AND ANSWER

Operator

 (Operator Instructions) And your first question comes from the line of Bill Lyons from Westminster. You may proceed.

 Bill Lyons  - Westminster Securities - Analyst

Thomson StreetEvents	www.streetevents.com	Contact Us	4

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

 Morning. I didn't understand or I don't understand why the Olympics affected your ability to distribute your products. Could you go through some of the factors there? Thank you.

 Shannon Yan  - China Clean Energy - CFO

 Sure. Between July and September, before and after Olympic Games, we are restricted in both the import-export of chemical products as well as the transportation in mainland China of chemical products which could be explosive. Especially, there is one chemical component, which is called [amien], which is a necessary component for our production, is strictly restricted in import. So that delayed the production as well as the sales between those three months.

 Bill Lyons  - Westminster Securities - Analyst

 Okay. Thanks.

 Shannon Yan  - China Clean Energy - CFO

 You're welcome.

Operator

 Your next question comes from the line of [Stephen Hart] from Heller Capital Partners. You may proceed.

 Stephen Hart  - Heller Capital Partners - Analyst

 Hi, there. I was wondering if you could explain why when you do get into biodiesel again, which is now, why you're only looking to produce 800 tons per month. It seems very low.

 Shannon Yan  - China Clean Energy - CFO

 Okay. Now we just resumed the biodiesel production. This projection is based on our current capacity at our existing plants, which has a total of a capacity of only 10,000 at the existing plants. So that's why we are producing -- we're projecting about 800 tons a month currently. Next year, once our new plant is up and running, of course, this projection will be lot higher.

And with this margin structure, we are still profitable with our specialty products. So right now, we're not shifting totally back to biodiesel. We just hope the resumption of biodiesel can compensate for some of the downside caused by the economic downside.

Operator

 Your next question comes from the line of [William Stepbacker], a private investor. You may proceed.

 William Stepbacker Private Investor

 Hello. How much would you say this decrease in top line revenue is attributed to the Beijing Olympics versus the slowdown in China?

 Shannon Yan  - China Clean Energy - CFO

 Okay. I'll have Mr. Xue address your question. (spoken in Chinese)

 Ri-wen Xue  - China Clean Energy - COO

Thomson StreetEvents	www.streetevents.com	Contact Us	5

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Nov. 17. 2008 / 10:00PM HKT, CCGY - Q3 2008 CHINA CLEAN ENERGY INC Earnings Conference Call

 (spoken in Chinese)

 Shannon Yan  - China Clean Energy - CFO

 According to Mr. Xue, 30% of the volume short is caused by Beijing Olympic Games.

 William Stepbacker Private Investor

 Was there a specific period, a specific timeframe where there was a specific slowdown? I mean, what -- I'm wondering if the Beijing Olympics didn't occur what would be decrease of the earnings of them -- or the decrease in revenue, I should say.

 Shannon Yan  - China Clean Energy - CFO

 Okay. So you're asking about the timeframe that Beijing Olympic Games caused--

 William Stepbacker Private Investor

 What I'm really asking is what the real effect of the Beijing Olympics was on revenue versus just the overall slowdown in China. What effect did each have on the revenue?

 Shannon Yan  - China Clean Energy - CFO

 Okay. We would only expect these restrictions on transportation of chemicals before and after Olympic Games to impact our Q3 revenues, not our Q4 revenues. And right, because Olympic Games is back in August. But Beijing imposed the restrictions before that. So the timeframe is quarter three for us. So quarter four, there should be--there is already a lift on the restrictions. So we don't expect the restrictions still impact our net sales in quarter four.

 William Stepbacker Private Investor

 Okay. Who are you guys competing with to buy the feedstock, other than other biodiesel producers?

 Shannon Yan  - China Clean Energy - CFO

 We are competing with the competitors in the same industry. For specialty chemical products, I think it's a quite fragmented market.

 William Stepbacker Private Investor

 Well, who are the buyers of the waste vegetable oil and the waste rapeseed oil other than biodiesel producers?

 Shannon Yan  - China Clean Energy - CFO

 I'll ask Mr. Xue to clarify your question -- to answer your question. (spoken in Chinese)

 Ri-wen Xue  - China Clean Energy - COO

 (spoken in Chinese)

Thomson StreetEvents	www.streetevents.com	Contact Us	6

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Nov. 17. 2008 / 10:00PM HKT, CCGY - Q3 2008 CHINA CLEAN ENERGY INC Earnings Conference Call

 Shannon Yan  - China Clean Energy - CFO

 Mr. Xue basically mentioned the same thing. All the other producers, like us, who are producing chemical products, such as the polyamide resin as well as dimer acid.

 William Stepbacker Private Investor

 Okay. So what do you guys think you guys can do, if anything, to get some control over your margins going forward? Do you think having a large increase in buying power is going to give you a bit of a competitive advantage or not going forward?

 Shannon Yan  - China Clean Energy - CFO

 Yes, I'm confident in saying that we have been working hard to optimize our margin structure. So going forward, I think our most outstanding competitiveness is our flexibility to produce either biodiesel or chemical products or a combination of both. So with that, we have several strategies in progress to optimize our margins.

For instance, right now, we are hoping to expand our vendor base. We are in constant negotiations with suppliers from Malaysia and Indonesia. So right now, we are still sourcing from domestic markets. But if we can get comparable prices from suppliers abroad, we will definitely source our feedstock from outside of China.

For the second one, as you probably already know that we have our new products, such as high-performance hot-melt adhesive, so we are going to -- this is a higher-margin product for us. So we're going to strengthen our sales force to market this product to the customers we're (inaudible). On the other -- besides that, we also want to focus on like cost cutting through more efficient management. So all those three things could help us to maximize our margin going forward.

 William Stepbacker Private Investor

 Okay. All right. Thank you.

 Shannon Yan  - China Clean Energy - CFO

 Thank you.

Operator

 Your next question is a follow-up question from the line of Bill Lyons from Westminster. You may proceed.

 Bill Lyons  - Westminster Securities - Analyst

 Yes, I had a couple more questions. First of all, maybe I missed it during the call. But what is your current schedule for having the new plant operating at full capacity? What month or quarter do you expect that to happen?

 Shannon Yan  - China Clean Energy - CFO

 Right now, we are still hoping to start our production at the new Jiangyin plant by the end of quarter two of next year. And if there are like bad weather conditions or natural disasters, we still hope to startup the plant and startup the production by that time.

 Bill Lyons  - Westminster Securities - Analyst

Thomson StreetEvents	www.streetevents.com	Contact Us	7

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Nov. 17. 2008 / 10:00PM HKT, CCGY - Q3 2008 CHINA CLEAN ENERGY INC Earnings Conference Call

 And do you have supply agreements that provide you enough palm oil or used palm oil to be at full production pretty quickly.

 Shannon Yan  - China Clean Energy - CFO

 Once the -- well, before the plant starts to operate, we have to source our supplies from different suppliers. So I'm confident we can secure the source before we start the production.

 Bill Lyons  - Westminster Securities - Analyst

 Well, assuming full production out of that plant, what would you expect? What will the Company look like in the first quarter when it's fully operational in terms of total revenues and earnings for CCGY in US dollar terms, if you can?

 Shannon Yan  - China Clean Energy - CFO

 For next year, we're not providing guidance. But I can tell you for next year we right now are forecasting a total of 50,000 tons of biodiesel from both plants and 20,000 tons of specialty products from both plants. That's our volume projection for next year.

 Bill Lyons  - Westminster Securities - Analyst

 For the entire year with production beginning in the second quarter.

 Shannon Yan  - China Clean Energy - CFO

 Yes.

 Bill Lyons  - Westminster Securities - Analyst

 Okay. And then finally, with your shipments being I'll say delayed or postponed during the second quarter, have you seen your -- is your backlog -- what does it look like at the end of September? I would expect it would be larger than the previous year if you had to delay some shipments.

 Shannon Yan  - China Clean Energy - CFO

 That's one way to look at, yes. For Q3, we do see a delay of both production and sales. But Q4, besides that, we can see right now with the recent drop in raw materials customers are more cautious with placing their orders. And also, they are pressing us for price cuts. So we are still under the pressure of meeting the volume and meeting the revenue, by the way, are also optimistic with the resumption of biodiesel production. We hope that this resumption will compensate for some of the downside.

 Bill Lyons  - Westminster Securities - Analyst

 But do you keep a backlog? Or do you make that public? I haven't read your 10-Q. Do you have a backlog of orders so we can get some idea what that looks like?

 Shannon Yan  - China Clean Energy - CFO

 I'll have Mr. Xue address that question. (spoken in Chinese)

 Ri-wen Xue  - China Clean Energy - COO

 (spoken in Chinese)

Thomson StreetEvents	www.streetevents.com	Contact Us	8

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Nov. 17. 2008 / 10:00PM HKT, CCGY - Q3 2008 CHINA CLEAN ENERGY INC Earnings Conference Call

 Shannon Yan  - China Clean Energy - CFO

 According to Mr. Xue, just as we communicated before, at the end of quarter three, we started to see the drop in commodity cost. So at that time, the customers, both domestically and abroad, are hesitant in placing orders at that time. So right now, we didn't see big backlog of orders. We just hope that biodiesel resumption will compensate for that part.

 Bill Lyons  - Westminster Securities - Analyst

 I see. Thank you.

 Shannon Yan  - China Clean Energy - CFO

 You're welcome.

Operator

 Your next question is a follow-up question from the line of Stephen Hart from Heller Capital Partners. You may proceed.

 Stephen Hart  - Heller Capital Partners - Analyst

 Hi. Sorry about that. But my question was just asked.

 Shannon Yan  - China Clean Energy - CFO

 No problem.

Operator

 Your next question comes from the line of [Brian Trumbor], a private investor. You may proceed.

 Brian Trumbor Private Investor

 Hi, Shannon. Please express my sincere appreciation to Mr. Ou for his hospitality. I just thought the listeners might be curious to know that I just returned from the region yesterday. And I went to see the new plant last Tuesday. It does exist. There are about 65 workers feverishly working on it.

My own personal opinion would be that the end of second quarter is still somewhat optimistic. I follow the weather forecast a ton. I've been doing it for a year-and-a-half. I think some of us were a little misled in the past by former members of management as far as the impact of the weather. So I would just urge fellow investors -- and I've been investing in the Company for a year and a half--to watch the weather from time to time. But of course, we're in a much better season for the weather. And so construction should be very favorable.

But I did just want to add, Shannon, that when I was there it was just one article after another about green technology and the government support for it. And Premier Wen made some very strong statements about it. So my question to you, Shannon, would be just how optimistic are you that the government is going to be favorable to CCGY in terms of the biodiesel price?

 Shannon Yan  - China Clean Energy - CFO

Thomson StreetEvents	www.streetevents.com	Contact Us	9

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Nov. 17. 2008 / 10:00PM HKT, CCGY - Q3 2008 CHINA CLEAN ENERGY INC Earnings Conference Call

 Thank you, Brian. It's good to know that you enjoyed your visit. And for all the interested investors, I would encourage you to either visit our website or go to our factory to take a look at the new plant, which enjoys a very good transportation competitiveness, being close to one of the largest port in Fujian.

To address your question, Brian, I remain very confident that the recent stimulus package of about $586 billion announced by the Chinese government would definitely favor our factory as well. And the demand for biodiesel in China is still strong. Biodiesel is basically the same with diesel but will be more environmentally friendly.

And with people's strengthened awareness of the environment, this demand will remain strong in years ahead. So I'm very confident that the policies from Chinese government would just favor the production and the sales of these products.

And for us, we got approved for being wholly-owned foreign enterprise by China. And we are still enjoying the tax benefits. It's like you said from our -- like what you have seen probably from our SEC filings, we are still enjoying tax credit of about 61,000 for this year. And for the year ahead before 2010 I believe, we still are enjoying tax benefits of about 12% versus the normal rate of 25%.

 Brian Trumbor Private Investor

 All right. Thank you, Shannon.

 Shannon Yan  - China Clean Energy - CFO

 You're welcome. Thank you, Brian.

Operator

 Your next question comes from the line of Michael Potter from Monarch Capital. You may proceed.

 Michael Potter  - Monarch Capital Group, LLC - Analyst

 Hi, guys. Just a couple questions. You may have mentioned it during the early part of the call. What was the cash flow from operations for the quarter and your EBITDA?

 Shannon Yan  - China Clean Energy - CFO

 Okay. Michael, I knew you would ask this question. So for the cash and cash flows, you may check with our SEC filings. But as we communicated a moment ago, our cash and equivalents at September the 30th, 2008, stood at $6.4 million in total. And we had over $8.2 million in working capital and only $313,000 in debt.

So to address your question of EBITDA, we exclude all the non-cash items, including stock-based compensation expense. For the three months ended September the 30th, 2008, our adjusted EBITDA is $845,330. That's about $0.03 per share. And for the nine months ended September the 30th, 2008, our adjusted EBITDA is about $2.8 million. That equals to $0.09 per share.

 Michael Potter  - Monarch Capital Group, LLC - Analyst

 Okay. And do we have a bank credit facility in place?

 Shannon Yan  - China Clean Energy - CFO

 Do you mean the bank loans or --

Thomson StreetEvents	www.streetevents.com	Contact Us	10

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Nov. 17. 2008 / 10:00PM HKT, CCGY - Q3 2008 CHINA CLEAN ENERGY INC Earnings Conference Call

 Michael Potter  - Monarch Capital Group, LLC - Analyst

 Yes.

 Shannon Yan  - China Clean Energy - CFO

 As we just said, we have only about $300,000 debt. That's bare minimum.

 Michael Potter  - Monarch Capital Group, LLC - Analyst

 Yes, but do we have a bank credit facility in place? Can we borrow more if need be?

 Shannon Yan  - China Clean Energy - CFO

 Yes, yes, we do. We have the credibility to buy more. For instance, to install like instruments for our new Jiangyin plant, we can negotiate with the banks for incremental capital investments to remain flexible in producing those products. Yes.

 Michael Potter  - Monarch Capital Group, LLC - Analyst

 So how much debt can we draw down? How large is our facility with the bank?

 Shannon Yan  - China Clean Energy - CFO

 That I can't disclose. But we are very credible. And we can't disclose that amount. But all I can say that we have very good relationship and a good credibility with the bank. Right now, our loan's very, very low.

 Michael Potter  - Monarch Capital Group, LLC - Analyst

 Okay. On the communication side, obviously, this has been a horrendous year to be a stockholder in this Company. Is there a plan for our Chairman and CEO to come to the United States and I guess do some handholding and rebuild this credibility with the investors?

 Shannon Yan  - China Clean Energy - CFO

 Certainly. That's in our plan. Once our -- right now, we are focusing on the new Jiangyin plant. Once it's up and running and away, we will definitely would like to -- Mr. Xue and Mr. Ou -- come to US and meet with our investors, especially our private investors. Yes, we have been talking about his. And both Mr. Ou and Mr. Xue are very open to [the objections]. We'll coordinate the schedules. And we'll make it happen next year.

 Michael Potter  - Monarch Capital Group, LLC - Analyst

 So it'll be about a year-and-a-half from the time -- the last time that senior management visited the United States to the next time is what you're telling me.

 Shannon Yan  - China Clean Energy - CFO

 Yes, we'll make it a yearly visit from China. And it will be approximately like either midyear of next year. So I cannot finalize the schedule during this call. And we'll talk more about it. But we need to come here to meet with the investors. So we'll make it a yearly visit.

Thomson StreetEvents	www.streetevents.com	Contact Us	11

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Nov. 17. 2008 / 10:00PM HKT, CCGY - Q3 2008 CHINA CLEAN ENERGY INC Earnings Conference Call

 Michael Potter  - Monarch Capital Group, LLC - Analyst

 Okay. Thank you.

 Shannon Yan  - China Clean Energy - CFO

 You're welcome. Thank you.

Operator

 (Operator Instructions) Your next question is a follow-up question from the line of William Stepbacker, a private investor. You may proceed.

 William Stepbacker Private Investor

 Hi, guys. You said you had a little more than $6 million in cash. How much more capital is needed to complete the new plant?

 Shannon Yan  - China Clean Energy - CFO

 Right now, because we want to remain flexible in producing both biodiesel and specialty products, we need to install the instruments for specialty products, not just for biodiesel facilities. So right now, considering the incremental expense for the facilities and for the operational expenses associated with this, we are looking at approximately $8 million to $9 million incremental expense. So this we can get either through investment from interested investors. Or we can do it through bank borrowing.

 William Stepbacker Private Investor

 So you guys are anticipating a need to borrow more money to complete the project. Is that correct?

 Shannon Yan  - China Clean Energy - CFO

 Yes, we need incremental of about $8 million to $9 million in order to get the specialty chemical production facilities in the new plant. And we are confident we can do that through either more investment, more capital investment, or bank borrowing besides the cash and cash equivalents we already have. We can talk about that incremental of about $3 million.

 William Stepbacker Private Investor

 Well, is that extra $3 million needed to complete the facility or to also provide working capital to get it up and running?

 Shannon Yan  - China Clean Energy - CFO

 The total of $8 million to $9 million I just talked about includes all of these incremental expenses and incremental working capital.

 William Stepbacker Private Investor

 Okay. You guys have a plan going forward for what will happen if feedstock prices remain as high as they are in relation to retail biodiesel and specialty chemical prices? Are you guys searching for alternative feedstock methods?

 Shannon Yan  - China Clean Energy - CFO

Thomson StreetEvents	www.streetevents.com	Contact Us	12

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Nov. 17. 2008 / 10:00PM HKT, CCGY - Q3 2008 CHINA CLEAN ENERGY INC Earnings Conference Call

 First of all, feedstock oil is a broad idea.

 William Stepbacker Private Investor

 Right.

 Shannon Yan  - China Clean Energy - CFO

 Rapeseed, (inaudible) oil, so all of these can be called feedstock. And also, we can also source in like waste palm oil as a source for the production as well. So these are broad. For us, we have been just monitoring the cost structure if we source different feedstock oil or waste palm oil from different suppliers in order to maximize our profitability. So right now, we are talking with suppliers, both from domestic markets and from like Malaysia and Indonesia, so that our supplier base expanded and our selection would be more in our control.

 William Stepbacker Private Investor

 Okay. Thank you.

 Shannon Yan  - China Clean Energy - CFO

 Thank you.

Operator

 Your next question is a follow-up question from the line of Stephen Hart from Heller Capital Partners. You may proceed.

 Stephen Hart  - Heller Capital Partners - Analyst

 Can you just clarify what you just said? $8 million to $9 million, is that incremental to the $6 million you have or that you would -- you have your $6 million and you need an additional $2 million to $3 million?

 Shannon Yan  - China Clean Energy - CFO

 We need an incremental of about $8 million to $9 million in order to ramping up the facilities in Jiangyin plant for the production of specialty chemical productions. So that's incremental to the investment we already made to the Jiangyin plant.

 Stephen Hart  - Heller Capital Partners - Analyst

 But is that incremental to the money you already have on your balance sheet? Or you use the $6 million you have and then you just need to raise or find another $2 million to $3 million?

 Shannon Yan  - China Clean Energy - CFO

 This, maybe have Mr. Ou to address your question. (spoken in Chinese)

 Tai-ming Ou  - China Clean Energy - Chairman, CEO

 (spoken in Chinese)

Thomson StreetEvents	www.streetevents.com	Contact Us	13

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Nov. 17. 2008 / 10:00PM HKT, CCGY - Q3 2008 CHINA CLEAN ENERGY INC Earnings Conference Call

 Shannon Yan  - China Clean Energy - CFO

 (Spoken in Chinese

 Ri-wen Xue  - China Clean Energy - COO

 (spoken in Chinese)

 Shannon Yan  - China Clean Energy - CFO

 Okay. Thank you. Yes, I got the confirmation from Mr. Ou and Mr. Xue. I think I should clarify that again. This incremental of $8 million to $9 million is incremental to us. So besides the $6 million in cash and cash equivalents, we still need another $8 million to $9 million. And most of them, we'll probably raise through bank borrowing.

 Stephen Hart  - Heller Capital Partners - Analyst

 Okay. And you say you need this incremental money for this new facility to produce specialty chemicals. Would that mean you don't need any money if the new plant just does biodiesel? Or you need it no matter what?

 Shannon Yan  - China Clean Energy - CFO

 We would like to remain flexible in the new Jiangyin plant. Of course, we all hope that the biodiesel production can be very profitable so we can just produce biodiesel. But with the volatility of the market -- and I think that that's one of our own advantages that we have the flexibility. So we definitely would like to have the specialty for that facility installed. So that's why that's an incremental $9 million.

 Stephen Hart  - Heller Capital Partners - Analyst

 Okay. But if you're unsuccessful in attaining this new money, can this second facility -- can it still open up producing just biodiesel?

 Shannon Yan  - China Clean Energy - CFO

 (spoken in Chinese)

 Ri-wen Xue  - China Clean Energy - COO

 (spoken in Chinese)

 Tai-ming Ou  - China Clean Energy - Chairman, CEO

 (spoken in Chinese)

 Shannon Yan  - China Clean Energy - CFO

 We have been talking with two or three banks already for those incremental capital we need. So far we don't see any risk associated with that. That means that it's very likely that we would obtain this $8 million to $9 million in order to wrap up this production facility. So there's no problem with that incremental. There's no possibility that we will fail to get the borrowing through a bank.

 Stephen Hart  - Heller Capital Partners - Analyst

Thomson StreetEvents	www.streetevents.com	Contact Us	14

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Nov. 17. 2008 / 10:00PM HKT, CCGY - Q3 2008 CHINA CLEAN ENERGY INC Earnings Conference Call

 Right, but you're not answering my question. My question is -- do you need that -- can this new facility -- do you have enough capital at this point for this new facility to start and just do biodiesel? Or are you dependent upon getting additional new capital, like you're talking about?

 Shannon Yan  - China Clean Energy - CFO

 (spoken in Chinese)

 Tai-ming Ou  - China Clean Energy - Chairman, CEO

 (spoken in Chinese)

 Shannon Yan  - China Clean Energy - CFO

 (spoken in Chinese)

 Tai-ming Ou  - China Clean Energy - Chairman, CEO

 (spoken in Chinese)

 Shannon Yan  - China Clean Energy - CFO

 Yes, I got the clarification. We can. We can still produce whether we can only produce biodiesel. And also, we probably will under the cash flow pressure in order to operate the new plant at this full capacity because we need those working capital for the expanded competitive 100,000 tons from the Jiangyin plant. So that's why we basically would like to install specialty product facilities in order to get our working capital flow.

 Stephen Hart  - Heller Capital Partners - Analyst

 Okay. Thank you.

Operator

 Your next question comes from the line of [Brian Stepbacker], a private investor. You may proceed.

 William Stepbacker Private Investor

 It's William Stepbacker again. Just to be clear, your CapEx for the plant will be $15 million rather than -- yes, I guess the best way of phrasing is your CapEx going forward on the plant in order to complete it will be $15 million. Does that sound right?

 Shannon Yan  - China Clean Energy - CFO

 How did you get that $15 million?

 William Stepbacker Private Investor

 How did I get that $15 million?

 Shannon Yan  - China Clean Energy - CFO

Thomson StreetEvents	www.streetevents.com	Contact Us	15

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Nov. 17. 2008 / 10:00PM HKT, CCGY - Q3 2008 CHINA CLEAN ENERGY INC Earnings Conference Call

 Yes.

 William Stepbacker Private Investor

 Because you have $6 million in cash. And you said you would probably need another $9 million to get the plant up and running.

 Shannon Yan  - China Clean Energy - CFO

 That's the CapEx, yes.

 William Stepbacker Private Investor

 Okay.

 Shannon Yan  - China Clean Energy - CFO

 Bear in mind we need working capital as well, the incremental working capital, yes.

 William Stepbacker Private Investor

 Okay. I just wanted to be clear because when I -- before the previous caller came on, I was under the impression that you needed a total of $9 million rather than $15 million. So I just wanted to clarify that.

 Shannon Yan  - China Clean Energy - CFO

 Yes, you're right. Yes, you're right. That $9 million is incremental. Yes, I think I made a mistake when I said another $2 million to $3 million. Actually, we need incremental of $9 million, $8 million to $9 million.

 William Stepbacker Private Investor

 When the pipe was done in January of this year, wasn't it assumed that the money raised there would be sufficient to get this new plant up and running? Did you guys underestimate the total cost? Or was this planned all along to raise additional money to get this plant up and running?

 Shannon Yan  - China Clean Energy - CFO

 My understanding is that when we [first] raised the capital from the private investors, at that time, we are still producing biodiesel. And we hope the new plant will be focusing on biodiesel production. Right now, with this change in the market, we would like to remain competitive and profitable in the market.

In order to achieve that goal, we have to remain flexible. It's like you said. The feedstock, when the feedstock cost goes up significantly and the price is regulated and controlled by the Chinese government, sometimes the production of biodiesel cannot be as profitable as it used to be. And that would damage our profits and our margin as well. That's why we have to remain flexibility.

And for specialty products, the price is not controlled by the Chinese government. And right now, it's still more profitable than biodiesel. We would like to have that flexibility going forward to remain more competitive in the industry. So with the change of market, we feel it's necessary to keep the production of specialty products. So that's why there has been this incremental [compacts] in working capital for the new Jiangyin plant.

 William Stepbacker Private Investor

Thomson StreetEvents	www.streetevents.com	Contact Us	16

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Nov. 17. 2008 / 10:00PM HKT, CCGY - Q3 2008 CHINA CLEAN ENERGY INC Earnings Conference Call

 Okay. All right. Thank you.

 Shannon Yan  - China Clean Energy - CFO

 Thank you.

Operator

 Your next question comes from the line of Brian Trumbor, a private investor. You may proceed.

 Brian Trumbor Private Investor

 Shannon, obviously, we're kind of frustrated on the translation here. When the plant was delayed until the end of the second quarter, two factors were mentioned -- engineering and weather. So you just need to be clear on the fact that the $8 million to $9 million is what you were referring about a month ago in announcing the delay that has to do with the incremental cost in engineering to gear up for specialty chemicals. Is that correct?

 Shannon Yan  - China Clean Energy - CFO

 Can you rephrase your question?

 Brian Trumbor Private Investor

 Yes, when you delayed the plant until the end of the second quarter, you mentioned engineering and weather as being the two big factors. So is the engineering factor specifically related to this incremental cost that you say you're going to incur on the specialty chemical side?

 Shannon Yan  - China Clean Energy - CFO

 No, no, no. The delay was caused by bad weather conditions and engineering difficulties associated with the soil that the plant was constructed on. It's not related to any of the incremental cost we just mentioned.

 Brian Trumbor Private Investor

 Okay. Well, I just have to reemphasize again that this was not your fault, but your predecessor. When I asked all the time about weather delays the past year-and-a-half, I was not given honest answers. So my observation to all the callers still listening in is that when it's typhoon season, every now and then, just check the weather. And you can kind of factor in a delay or two. And that's how I'm going to look at it in the future.

 Shannon Yan  - China Clean Energy - CFO

 That's true. That's basically the reason. One is the weather conditions. About the weather condition, one is the typhoon season. And the local authorities will basically tell us to stop working on the new plant for safety. And the second associated with the weather conditions is the rainy season from especially March to September. And before and especially after the rain, the soil was very loose. You cannot just resume the construction shortly after the rain. You have to wait.

So a lot of weather conditions caused the delay and the engineering difficulties associated with soil because that's very close to the sea. So those are the natural factors that affected the new plant construction. And we were disappointed about the delay. And to honor the agreement that we had with the private investors, the management is willing to give up the shares as a penalty charge for this. So all the shares would be transferred by the end of January next year.

Thomson StreetEvents	www.streetevents.com	Contact Us	17

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Nov. 17. 2008 / 10:00PM HKT, CCGY - Q3 2008 CHINA CLEAN ENERGY INC Earnings Conference Call

Operator

 And this concludes our question and answer portion of the call. I would now like to turn it back to management for closing remarks.

 Shannon Yan  - China Clean Energy - CFO

 On behalf of the entire China Clean Energy management team, we want to thank you for your interest and participation on this call. Operator, please?

Operator

 Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect. And have a wonderful day.

DISCLAIMER

Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION  PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2005, Thomson StreetEvents All Rights Reserved.

Thomson StreetEvents	www.streetevents.com	Contact Us	18

© 2008 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.